Exhibit 4.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of January 9, 2007 (this “Agreement”), is entered into by and between Illini Bio-Energy, LLC, an Illinois limited liability company (the “Company”), and Marine Bank, Springfield, an Illinois state banking corporation, located in Springfield, Illinois (the “Escrow Agent”).

RECITALS

A.                                   The Company is raising equity capital to construct and operate an ethanol plant in Logan County, Illinois or such other location as may be determined by the Company.

B.                                     The Company is offering up to an aggregate of 36,000,000 Class A Units, at a purchase price of $2.50 per Unit, to investors pursuant to an offering registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Offering”).

C.                                     Each investor who subscribes to purchase Units (a “Subscriber”) will execute a Subscription Agreement, a Promissory Note and a signature page to the Company’s Limited Liability Company Agreement, will provide evidence of identity or organization in the form of a copy of a drivers license or state issued identification card (front and back) of each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) and/or authorized signer for an entity Subscriber, and will supply a check or other funds as part or all of the purchase price for the Units (the foregoing, a “Subscription”).  The terms of the Offering provide that Subscriptions will be held in escrow until certain conditions for release from escrow are satisfied and the Subscriptions and Offering proceeds are released to the Company or until such Subscriptions are required to be returned to Subscribers.

D.                                    The minimum investment by each Subscriber in the Offering is $25,000 (10,000 Units), with a payment equal to at least ten percent (10%) of the total purchase price due at the time the Subscription is made (an “Initial Payment”) and with payment for the remaining balance of the total purchase price due upon 30 days written notice from the Company pursuant to the terms of a promissory note (a “Promissory Note”) to be executed and delivered as part of each Subscriber’s Subscription.  Initial Payments and payments received on Promissory Notes are herein referred to as “Payments.”

E.                                      The Company and the Escrow Agent desire to enter into an agreement with respect to said escrow of Subscriptions in an escrow account to be established with the Escrow Agent (the “Escrow Account”) in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.                                      Definitions.  The following terms shall have the following meanings when used herein:

“Escrow Funds” shall mean the funds deposited with the Escrow Agent pursuant to this Agreement, together with any interest and other income thereon.

“Escrow Closing Date” shall mean                           ,              [one year and 90 days following the effective date of the registration statement filed with the Securities and Exchange Commission], unless prior to such date, the Company provides written notice to the Escrow Agent of the extension of the Escrow Closing Date in accordance with applicable federal and state laws, in which case the Escrow Closing Date shall mean the extended date established by such extension.

“Final Offering Closing Date” shall mean                           ,              [one year following the effective date of the registration statement filed with the Securities and Exchange Commission], unless prior to such date, the Company provides written notice to the Escrow Agent of the extension of the Final Offering Closing Date in accordance with applicable federal and state laws, in which case the Final Offering Closing Date shall mean the extended date established by such extension.

“Notice of Escrow Closing” shall mean a written certificate that is signed on behalf of the Company by a duly authorized officer thereof stating that the following conditions to the release of Subscriptions and Escrow Funds from escrow have been satisfied:

(i)                                     The Company has received and deposited in escrow Subscriptions (including Payments and Promissory Notes) for $50,000,000 or more, exclusive of interest;

(ii)                                  The Company has received a written commitment or commitments for senior and subordinated debt financing which, combined with the total amount of Payments and Promissory Notes deposited in escrow, would equal at least $183,750,000; and

(iii)                               The Company has received the air emission source permit necessary to commence construction of a 100 million gallon per year ethanol plant on a site available to the Company (by ownership, lease, option or otherwise).

“Payment Instrument” shall mean a check, money order, promissory note, or similar instrument received by the Company as a Payment for the Units subscribed for by any Subscriber in the Offering.

“Subscription Accounting” shall mean an accounting prepared by the Company of all subscriptions for Units received by the Company as of the date of such accounting for which Payment(s) has been deposited into the Escrow Account, indicating for each subscription (i) the Subscriber’s name, address and federal taxpayer identification number, (ii) the amount of the Payment(s) received for the subscribed Units, (iii) the date of deposit by the Company of the

Payment Instrument relating thereto and notations of any nonpayment of the Payment Instrument submitted with any such subscription, and (iv) any rejection of any such subscription in whole or in part by the Company, or any other termination, for whatever reason, of any such subscription.

2.                                      Appointment of and Acceptance by Escrow Agent.  The Company hereby appoints the Escrow Agent to serve as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment and agrees to act as Escrow Agent in accordance with the terms of this Agreement.

3.                                      Deposits into Escrow.

a.                                       Delivery of Subscriptions.  All Subscriptions received by the Company or its agents prior to the termination of this Agreement shall, as soon as practicable after such receipt, be forwarded to the Escrow Agent for deposit into the Escrow Account.  All Payment Instruments shall be delivered to the Escrow Agent within five (5) business days from the date of the receipt thereof, endorsed (if appropriate) to the Escrow Agent, together with a list of the applicable Subscribers, showing, with respect to each such Subscriber, the Subscriber’s name and address, subscription date, amount of subscription and amount paid, and evidence of identity or organization in the form of a copy of a drivers license or state issued identification card (front and back) of each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) and/or authorized signer for an entity Subscriber,  From time to time and upon request by the Escrow Agent, the Company shall provide a Subscription Accounting to the Escrow Agent.

ALL ESCROW FUNDS SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS, SHALL NOT BE OR BECOME THE PROPERTY OR ASSETS OF THE COMPANY, AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY THE ESCROW AGENT, ANY LIEN OR CLAIM BY THE COMPANY OR BY JUDGMENT OR CREDITORS CLAIMS AGAINST THE COMPANY, UNTIL RELEASED TO THE COMPANY IN ACCORDANCE WITH SECTION 4 HEREOF. IN NO EVENT SHALL ANY OF THE ESCROW FUNDS BE COMMINGLED WITH DEPOSIT ACCOUNTS OF THE ESCROW AGENT OR OTHERWISE TREATED AS A DEPOSIT ACCOUNT OF THE ESCROW AGENT OR REFLECTED ON THE FINANCIAL STATEMENTS OF THE ESCROW AGENT.

b.                                      Availability of Funds.  Notwithstanding anything to the contrary contained in this Agreement, the Company understands and agrees that all Payment Instruments received by the Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment in collected funds has been made and is no longer subject to dishonor.  Upon receipt, the Escrow Agent shall process each Payment Instrument it receives for collection, and the proceeds thereof shall be held as part of the Escrow Funds and disbursed in accordance with Sections 4 and 5 hereof.  If, upon presentment for payment, any Payment Instrument is dishonored, the Escrow Agent shall notify the Company of such dishonor and return such Payment Instrument to the Company to take whatever action it deems necessary.  The Escrow Agent shall have no duty or responsibility to establish whether any Payment Instrument is valid and enforceable or represents collectible funds and shall have no duty or responsibility to take any action for the collection (other than deposit for payment) or enforcement of any Payment Instrument.

4.                                      Release of Subscriptions and Escrow Funds to the Company.

a.                                       Escrow Closing.  Promptly upon receipt of the following documents from or at the direction of the Company, the Escrow Agent shall release the Subscriptions and Escrow Funds to the Company.

1.                                       A Notice of Escrow Closing in the form attached hereto as Exhibit A; and

2.                                       Subscription Accounting as of the date of the Notice of Escrow Closing.

Escrow Funds shall be remitted to the Company by wire transfer or such other means as may be requested by the Company.

The Escrow Agent shall have no duty or responsibility to review or seek to determine the truth, accuracy or sufficiency of documents contemplated or referred to in the Notice of Escrow Closing.  The Escrow Agent shall have no duty to review any Subscription Accounting, it being the understanding and agreement of the parties hereto that the Escrow Agent shall release the Subscriptions and disburse the Escrow Funds upon receipt of documents the Escrow Agent believes, without any duty of further inquiry, to conform to the requirements set forth in this Section 4(a).

b.                                      Issuance and Registration of Units.  Until the terms of this Agreement have been met and the Subscriptions have been released and Escrow Funds have been disbursed to the Company, the Company shall not issue any Units to Subscribers or register any Units in the names of any Subscribers, and Subscribers shall have no ownership interest in any Units until the Units are so issued and registered.

5.                                      Return of Subscriptions and Escrow Funds to Subscribers.

a.                                       Failure to Obtain Minimum Offering Proceeds.  If, by the date that is five (5) business days after the Final Offering Closing Date, the Escrow Agent is not in receipt of Subscriptions, including Payments and Promissory Notes, but exclusive of interest, which total $50,000,000 or more, then the Escrow Agent shall (i) notify the Company in writing that the minimum Subscriptions required for the Offering have not been received, (ii) as soon as practicable but no later than thirty (30) days following the Final Offering Closing Date, return the Subscriptions and Escrow Funds then held by the Escrow Agent directly to the Subscribers by certified mail, including a check in the amount of the Payments received in respect of such Subscriptions and on deposit in the Escrow Account, together with interest earned on the amount of such Payments and without deduction except as stated in Sections 7 and 13 of and Exhibits B and C to this Agreement (interest earned will be calculated at the end of the month of account termination and may be disbursed through a separate payment following calculation) and (iii) notify the Company in writing of such return.

b.                                      Failure to Reach Escrow Closing.  If, by the date that is five (5) business days after the Escrow Closing Date, the Escrow Agent is not in receipt of the documents described in Section 4(a), then the Escrow Agent shall (i) notify the Company in writing that the conditions set forth in Section 4(a) have not been satisfied, (ii) as soon as practicable but no later than thirty (30) days following the Escrow Closing Date, return the Subscriptions and Escrow Funds then held by the Escrow Agent directly to the Subscribers by certified mail, including a check in the amount of the Payments received in respect of such Subscriptions and on deposit in the Escrow Account, together with interest earned on the amount of such Payments and without deduction except as stated in Sections 7 and 13 of and Exhibits B and C to this Agreement (interest earned will be calculated at the end of the month of account termination and may be disbursed through a separate payment following calculation) and (iii) notify the Company in writing of such return.

c.                                       Rejection of Any Subscription.  As soon as practicable but no later than thirty (30) days after receipt by the Escrow Agent of written notice from the Company that the Company intends to reject a Subscriber’s subscription in whole or in part, the Escrow Agent shall return directly to the applicable Subscriber, by certified mail, the Subscriber’s Subscription, including funds equal to the Payment(s) made by or on behalf of such Subscriber, together with interest earned on the amount of such Payments and without deduction except as stated in Section Sections 7 and 13 of and Exhibits B and C to this Agreement (interest earned will be calculated at the end of the month of account termination and may be disbursed through a separate payment following calculation).

d.                                      Abandonment of Offering.  As soon as practicable but no later than thirty (30) days after receipt by the Escrow Agent of written notice from the Company that it is abandoning the Offering, the Escrow Agent shall return directly to the Subscribers by certified mail the Subscribers’ Subscriptions, including funds equal to the Payments made by or on behalf of each such Subscriber, together with interest earned on the amount of such Payments and without deduction except as stated in Sections 7 and 13 of and Exhibits B and C to this Agreement (interest earned will be calculated at the end of the month of account termination and may be disbursed through a separate payment following calculation).

e.                                       Accounting.  In connection with a return of funds to Subscribers pursuant to this Section 5, the Company shall provide the Escrow Agent with a Subscription Accounting.  Under no circumstances may a Subscriber receive less than the principal amount of all Payments made by the Subscriber in connection with a return of funds to Subscribers pursuant to this Section 5.

6.                                      Suspension of Performance or Disbursement Into Court.  If, at any time, there shall exist any dispute between the Company, the Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of any portion of any Subscription or Escrow Funds or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s reasonable satisfaction, the proper disposition of any portion of the Subscriptions or the Escrow Funds or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if the Escrow Agent is uncertain concerning its duties or rights under this Agreement, or if the Escrow Agent shall have received instructions, claims or demands from the Company or Subscribers or others which, in its opinion, are in conflict with any of the provisions of this Agreement, or if the Company has not within 30 days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 9 hereof appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, consult legal counsel selected by it and take either or both of the following actions:

a.                                       Suspend the performance of any of its obligations under this Agreement until such dispute, uncertainty or conflict shall be resolved to the reasonable satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that the Escrow Agent shall continue to hold the Subscriptions and to invest the Escrow Funds in accordance with Section 7 hereof; and/or

b.                                      Petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction of the state of Illinois, for instructions with respect to such dispute or uncertainty, and pay into such court all Subscriptions and Escrow Funds for holding and disposition in accordance with the instructions of such court, and the Escrow Agent shall thereupon be discharged from all further duties under this Escrow Agreement.

The Escrow Agent shall have no liability to the Company, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Funds or any delay in or with respect to any other action required or requested of the Escrow Agent, except in instances of the Escrow Agent’s bad faith, gross negligence or willful misconduct.

7.                                      Investment of Funds.  The Escrow Agent shall invest and reinvest the Escrow Funds as the Company shall direct (subject to applicable minimum investment requirements) in writing; provided, however, that no investment or reinvestment may be made except in the following:

a.                                       Direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

b.                                      Savings accounts, certificates of deposit or repurchase agreements of any bank, trust company or national banking association (including the Escrow Agent and its affiliates); or

c.                                       United States Treasury Money Market funds (The Northern Trust Government Select Fund: a government select portfolio that invests exclusively in securities issued or guaranteed as to principal and interest by the U.S. government, its agencies, or instrumentalities; having interest generally exempt from state income taxation; with assets capable of being invested in agency securities that are not backed by the full faith and credit of the United States).

Until otherwise directed by the Company, the Escrow Funds shall be invested as set forth on Exhibit B to this Agreement.

If the Escrow Agent has not received written instructions from the Company when an investment decision needs to be made, the Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no written instructions have been received, in any of the investments described in clause (a) or clause (c) as it deems appropriate.  Each of the foregoing investments shall be made in the name of the Escrow Agent in its stated capacity hereunder.  No investment shall be made in any instrument or security that has a maturity of greater than three (3) months or would mature after                   ,            [one year and 90 days following the effective date of the registration statement filed with the Securities and Exchange Commission], and any and all investments hereunder shall be made in investments that are currently marketable or may be liquidated within five (5) business days without penalty or charge.  Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to the Company, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder.  The Escrow Agent shall have no liability for any loss or diminution in the Escrow Account resulting from investments made in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary herein, in no event may Escrow Funds be held in any deposit account of the Escrow Agent in an amount that exceeds $100,000.

Transaction costs associated with the investment of the Escrow Funds, such as commissions, brokerage fees and the like, shall be paid out of the Escrow Funds, but in no event shall such costs exceed the amount of interest earned on the Escrow Funds.

8.                                      Inspection of Records.  The Company may, at any time upon reasonable notice, inspect and copy the records of the Escrow Agent, insofar as they relate to this Agreement, for the purpose of determining compliance with and conformance to the provisions of this Agreement and the Subscriptions.

9.                                      Resignation and Removal of Escrow Agent.  The Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days’ prior notice to the Company and upon providing an accounting of all Subscriptions and Escrow Funds accepted, held and disbursed by the Escrow Agent hereunder.  The Escrow Agent may be removed, with or without cause, by the Company, at any time upon thirty (30) days’ prior written notice to the Escrow Agent.  Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent, as provided herein below, and upon receipt by the Company and a successor Escrow Agent of an accounting of all Subscriptions and Escrow Funds accepted, held and disbursed by the Escrow Agent hereunder.  Upon any such notice of resignation or removal, the Company shall appoint a successor Escrow Agent hereunder.  Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, and upon receipt of the full accounting referred to above, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability hereunder for actions taken as Escrow Agent hereunder prior to such succession.  Notwithstanding anything to the contrary herein provided, in the event the Escrow Agent resigns as Escrow Agent hereunder and no successor Escrow Agent has been designated and accepted appointment as successor Escrow Agent within forty-five (45) days following the date of the Escrow Agent’s notice of resignation, the Escrow Agent shall have the right to deposit all property held pursuant to this Agreement into the registry of any court of competent jurisdiction of the state of Illinois and notify the parties hereto of such deposit, and thereupon the Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement.  After any Escrow Agent’s resignation or removal, the provisions of this Agreement shall continue to apply as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

10.                               Duty and Liability of Escrow Agent.  The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Subscriptions and Escrow Funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company is complying with the requirements of this Agreement or any applicable laws or regulations, including but not limited to federal or state securities laws, in tendering to the Escrow Agent said proceeds from the sale of the Units. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, approval, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement.  The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted upon advice of such counsel except in the event of the Escrow Agent’s bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be required to act upon or take notice of any direction, demand, notice, communication or instructions provided to the Escrow Agent by any Subscriber, but shall act upon and take notice solely of notices, communications and instructions provided to the Escrow Agent by the Company or as otherwise set forth in this Agreement.  The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notices given to it in accordance with the notice provisions of this Agreement.  The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds made by the Escrow Agent pursuant to transfer or wiring instructions provided to the Escrow Agent by any party to this Agreement.  The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with the Escrow Account or this Agreement, or to appear in, prosecute or defend in any such legal action or proceedings.  In performing its duties under this Agreement, or upon the claimed failure to perform its duties, the Escrow Agent shall have no liability except for the Escrow Agent’s bad faith, willful misconduct or gross negligence.  In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall have no duty by reason of this Agreement to prepare or file any federal or state tax report or return with respect to the Escrow Account or any income earned thereon, except that the Escrow Agent may be required to prepare IRS Forms 1099 and provide such forms to the IRS and the Subscribers as may be required under IRS regulations with respect to interest or other income earned on the Escrow Funds.  Required Forms 1099 for 2007 will be issued to the Company if the Notice of Escrow Closing is given on or prior to December 31, 2007; required Forms 1099 for 2007 will be sent to the Subscribers, together with payment of interest earned in respect of Payments attributable to the Subscriptions of the respective Subscribers, if the Notice of Escrow Closing is given on or after January 1, 2008.

11.                               Indemnification.  The Company shall indemnify and hold harmless the Escrow Agent and each director, officer, employee and agent of the Escrow Agent (collectively, the “Indemnified Parties”) from and against any and all claims, demands, suits, actions or proceedings (including any inquiry or investigation) arising directly or indirectly from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation.  This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, damages and liabilities, including reasonable attorneys’ fees, incurred by or asserted against any of the Indemnified Parties in connection with any such claims, demands, suits, actions or proceedings, except for any consequential damages suffered by the Indemnified Parties as a result of any such claims, demands, suits, actions or proceedings, which consequential damages are expressly excluded from the foregoing indemnity.  Provided, further, that the foregoing indemnity shall not apply to any claims, demands, suits, actions or proceedings arising from the bad faith, gross negligence or willful misconduct of any Indemnified Parties.  The provisions of this Section 11 shall survive the termination of this Agreement, any release, return or distribution of Subscriptions and Escrow Funds hereunder, and any resignation or removal of the Escrow Agent.

12.                               Securities Law Matters.  The Escrow Agent shall have no duty or responsibility for determining whether the Units or the offer and sale thereof conform to the requirements of applicable Federal or state securities laws, including but not limited to the Securities Act of 1933 and the Securities Exchange Act of 1934.  The Escrow Agent has not participated in the preparation or review of any sales or offering material relating to the Units described in this Agreement and is not a party to the offering of the Units for sale.  In addition to any other indemnities provided for in this Agreement, the Company shall indemnify and hold harmless the Escrow Agent and each of its officers, directors, agents and employees from and against all claims, liabilities, losses and damages (including attorneys’ fees) incurred by the Escrow Agent or such persons and which directly or indirectly result from any violation or alleged violation of Federal or state securities laws.  The name of the Escrow Agent or any similar words shall not be used by the Company or reproduced in any prospectus or offering, sales or similar material utilized by the Company or anyone acting on the Company’s behalf in connection with the offering or sale of the Units, other than to state that Subscriptions will be deposited in an escrow account that it has established with the Escrow Agent and describing the terms and conditions on which the Subscriptions will be held and released.  The Escrow Agent understands and agrees that this Agreement shall be filed as an exhibit to the registration statement filed with the Securities and Exchange Commission relating to the Offering and with state securities authorities.  The Escrow Agent shall cooperate with the Company with respect to any special requirements of the Securities and Exchange Commission and state securities authorities regarding this Agreement and the terms of escrow provided herein.

13.                               Fees and Expenses of Escrow Agent.  The Escrow Agent shall be entitled to compensation as described in Exhibit C attached hereto, promptly paid by the Company at such time or times as set forth therein, until the termination of this Agreement or the resignation or removal of the Escrow Agent, for the services provided by Escrow Agent hereunder.  The fees agreed upon for services rendered hereunder are intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event the Escrow Agent renders any material service not contemplated in this Agreement or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company, but not from the Escrow Account.

14.                               Representations and Warranties.

a.                                     The Company makes the following representations and warranties to the Escrow Agent, as of the date hereof:

1.                                       The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Illinois and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

2.                                       This Agreement has been duly approved by all necessary action of the Company, has been executed by duly authorized persons of the Company, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms;

3.                                       The execution, delivery, and performance by the Company of this Agreement will not violate, conflict with, or cause a default under the Company’s governing instruments, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture or other binding arrangement to which the Company is a party or any of its property is subject; and

4.                                       The Company hereby acknowledges that the status of the Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representations or implications shall be made that the Escrow Agent has investigated the desirability or advisability of an investment in the Units or has approved, endorsed or passed upon the merits of the investments therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Units other than to state that the Escrow Agent has agreed to serve as agent for the limited purposes set forth herein.

b.                                      The Escrow Agent represents and warrants to the Company, as of the date hereof, that the Escrow Agent has all necessary powers and authority to act as an escrow agent as set forth in this Agreement.

15.                               Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the courts of the state of Illinois shall have sole and exclusive jurisdiction and shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue.  The parties hereto consent to and agree to submit to the jurisdiction of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

16.                               Notice.  Any notice and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mail, by certified or registered mail with return receipt requested and postage prepaid, at the time of delivery when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

If to the Company at:

Illini Bio-Energy, LLC

Attention: Chair

3600 Wabash Avenue, Suite C

Springfield, IL  62711-9606

Fax:  (217) 726-9527

If to the Escrow Agent:

Marine Bank, Springfield

Attn: Trust & Investment Management Division

3050 Wabash Avenue

Springfield, IL  62704

Fax:  (217) 726-0283

or to such other address as each party may designate for itself by like notice.

17.                               Amendment or Waiver.  This Agreement and any provision hereof may be amended, changed, waived, discharged, superseded, cancelled or terminated only by a writing signed by the Company and the Escrow Agent.  No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver.  A waiver on any one occasion shall not be construed as a bar to, or wavier of, any right or remedy on any future occasion.

18.                               Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.                               Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Illinois without giving effect to the conflict of laws principles thereof.

20.                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment, release, return and disbursement of the Subscriptions and Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Subscriptions and Escrow Funds.

21.                               Binding Effect.  All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Company and the Escrow Agent; provided, however, that neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of each of the other party hereto.

22.                               Execution in Counterparts.  This Agreement may be executed in any number of counterparts, which, when so executed, shall constitute one and the same agreement.

23.                               Termination.  Upon the first to occur of the release of all Subscriptions and disbursement of all amounts in the Escrow Account pursuant to Section 4 or 5 hereof or deposit of all Subscriptions and all amounts in the Escrow Account into court pursuant to Section 6 hereof, this Agreement shall terminate and the Escrow Agent shall have no further responsibilities whatsoever with respect to this Agreement or the Subscriptions or the Escrow Funds, except that the Escrow Agent may be required to prepare and issue IRS Forms 1099 to the appropriate party(ies) in the event that an IRS Form 1099 filing requirement arises with respect to interest or other income earned on the Escrow Funds.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective as of the date first above written.

ILLINI BIO-ENERGY, LLC

By:	/s/ Ernest D. Moody
Name:	Ernest D. Moody
Its:	Chairman
Federal Taxpayer I.D. number: 20-3692964

MARINE BANK, SPRINGFIELD

By:	/s/ Victoria A. Stewart T.O.
Name:	Victoria A. Stewart
Its:	Trust Officer

EXHIBIT A

Form of Notice of Escrow Closing

(To be on Company letterhead)

(date)

Marine Bank, Springfield

Attn: Trust & Wealth Management Division

3050 Wabash Avenue

Springfield, IL  62704

Re: Illini Bio-Energy, LLC - Notice of Escrow Closing

Dear Sir/Madam:

You are hereby notified that the following conditions to release of Subscriptions and Escrow Funds being held in the Escrow Account for Illini Bio-Energy, LLC (the “Company”) have been satisfied:

(i)            The Company has received and deposited in escrow Subscriptions (including Payments and Promissory Notes) for $50,000,000 or more, exclusive of interest;

(ii)           The Company has received a written commitment or commitments for senior and subordinated debt financing which, combined with the total amount of Payments and Promissory Notes deposited in escrow, would equal at least $183,750,000; and

(iii)          The Company has received the air emission source permit necessary to commence construction of a 100 million gallon per year ethanol plant on a site available to the Company (by ownership, lease, option or otherwise).

IN WITNESS WHEREOF, the undersigned hereby certifies he is duly authorized to execute this notice on behalf of Illini Bio-Energy, LLC.

ILLINI BIO-ENERGY, LLC

By:

Name:

Its:

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EXHIBIT B

Initial Investment of Escrow Funds

Northern Trust U.S. Government Select Premier Shares money market mutual fund (which will pay to Escrow Agent a monthly shareholder services fee as a portion of its compensation as described in Exhibit C of this Agreement).

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EXHIBIT C

Compensation of Escrow Agent

All charges, fees, and costs, including the Escrow Agent’s $1,00.00 Acceptance Fee due and payable at time of account opening (which shall be the date on which the Registration Statement for the Offering is effective with the Securities and Exchange Commission), the Escrow Agent’s $50.00 monthly fee (commencing on the date of account opening), attorney fees and any other expenses, including but not limited to postage, wire transfer fees, and costs associated with the issuance of checks, that may be incurred by the Escrow Agent with respect to this Escrow Agreement shall be charged to and be borne by the Company. The Company hereby acknowledges, confirms, approves and authorizes the Escrow Agent to receive, as part of its compensation under this Escrow Agreement, a fifty basis point (50 basis point, or .005 of 1 percent) shareholder services fee to be paid to Escrow Agent monthly by Northern Trust Company on balances held in the Northern Trust U.S. Government Select Premier Shares money market mutual fund.

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